SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2014

Avalanche International Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-179028	38-3841757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5940 S. Rainbow Blvd., Las Vegas, NV 89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 863-9490

________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement

On November 7, 2014, through our subsidiary Smith and Ramsay Brands, LLC, we entered into a Distribution Agreement (the “Agreement”) with Smart Evolution Trading S.R.L. (“Smart”). Under the Agreement, we have been appointed as the exclusive distributor in the United States for Smart’s complete line of Italian-designed Avatar and Puff trademarked vapor pens, eLiquids and accessories. The initial term of the Agreement runs until December 31, 2016. The Agreement prohibits us from selling Smart’s products outside of the U.S. and from selling competing goods that are also of European origin. The Agreement is subject to termination if we do not meet certain specified sales targets. In addition, we are required to employ adequate sales personnel for the products, we must employ a full-time brand manager devoted to the products being distributed, and we must submit annual marketing plans to Smart.

The foregoing is a description of the material terms of the Agreement and not a complete summary of its contents. The full text of the Agreement, which is filed herewith, should be reviewed for additional information.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Distribution Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Avalanche International Corp.

/s/ Phil Mansour

Phil Mansour

President and Chief Executive Officer

Date: November 12, 2014

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